HNI Corporation 408 East Second Street, Muscatine, Iowa 52761, Tel 563 272 7400, Fax 563 272 7347, www.hnicorp.com

EXHIBIT 99.1

                                 News Release
           For Information Contact:
                Matthew D. McGough, Vice President, Corporate Finance (563) 272-7563
                Kurt A. Tjaden, Senior Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION REPORTS
STRONG SALES AND EARNINGS GROWTH
FOR SECOND QUARTER FISCAL YEAR 2015

Second Quarter Highlights
•	Non-GAAP net income per share increased 36% to $0.53; GAAP net income per share $0.52
•	Sales increased 12%

 MUSCATINE, Iowa (July 22, 2015) – HNI Corporation (NYSE:  HNI) today announced sales for the second quarter ended July 4, 2015, of $568.2 million and net income of $23.9 million, or $0.52 per diluted share.  Non-GAAP net income per diluted share improved 35.9 percent from the prior year quarter to $0.53, which excludes restructuring, impairment, transition costs and gain on sale of assets.

Second Quarter Summary Comments
"We are pleased with our results for the second quarter.  We delivered strong sales growth and significant earnings improvement.  Office furniture business performance was led by sales growth in the contract business and solid operational execution.  Momentum continued in our hearth business with strong sales growth in both the new construction channel and the retail gas portion of the remodel/retrofit channel," said Stan Askren, HNI Corporation Chairman, President and Chief Executive Officer.

Second Quarter – Financial Performance (Dollars in millions, except per share data)
	Three Months Ended
	7/4/2015	6/28/2014	Change
GAAP
Net Sales	$568.2	$509.1	11.6%
Gross Profit %	36.3%	35.6%	70 bps
SG&A %	29.4%	30.5%	-110 bps
(Gain) loss on sale of assets %	-	(0.3%)	30 bps
Restructuring charges %	(0.1%)	2.0%	-210 bps
Operating Income	$39.4	$16.9	133.0%
Operating Income %	6.9%	3.3%	360 bps
Net Income %	4.2%	1.9%	230 bps
EPS – diluted	$0.52	$0.21	147.6%

Non-GAAP
Gross Profit %	36.5%	36.3%	20 bps
Operating Income	$40.2	$29.3	37.2%
Operating Income %	7.1%	5.8%	130 bps
EPS - diluted	$0.53	$0.39	35.9%

Second Quarter Summary Comments
•
Consolidated net sales increased $59.1 million or 11.6 percent to $568.2 million.  Compared to prior year quarter, the Vermont Castings Group acquisition increased sales $25.0 million.  On an organic basis, sales increased 6.7 percent.

•
Non-GAAP gross margin increased 20 basis points compared to prior year driven by higher volume, better price realization and strong operational performance, partially offset by unfavorable product mix.

•
Selling and administrative expenses, as a percentage of sales, decreased 110 basis points due to the benefit of higher sales volume partially offset by strategic investments, higher incentive-based compensation and acquisition impact.

•
Restructuring charges for the quarter were favorable $0.6M due to lower than anticipated postemployment costs.  The Corporation recorded $1.3 million of transition expenses included in cost of sales in connection with previously announced closures, acquisition integration and structural realignment.  Second quarter 2014 included $4.8 million of restructuring and transition costs of which $3.4 million were included in cost of sales.  The prior year quarter also included a goodwill impairment of $8.9 million and a $1.3 million gain on the sale of assets.

Office Furniture – Financial Performance (Dollars in millions)
	Three Months Ended
	7/4/2015	6/28/2014	Change
GAAP
Net Sales	$450.6	$423.4	6.4%
Operating Profit	$39.8	$18.2	118.1%
Operating Profit %	8.8%	4.3%	450 bps

Non-GAAP
Operating Profit	$40.0	$32.0	25.2%
Operating Profit %	8.9%	7.6%	130 bps

•	Second quarter sales increased $27.2 million or 6.4 percent to $450.6 million. Sales for the quarter increased in both our supplies-driven and contract channels.
•
Second quarter non-GAAP operating profit increased $8.1 million or 25.2 percent.  Increased volume, higher price realization and solid operational performance were partially offset by unfavorable product mix, strategic investments and incentive based compensation.

Hearth Products – Financial Performance (Dollars in millions)
	Three Months Ended
	7/4/2015	6/28/2014	Change
GAAP
Net Sales	$117.6	$85.7	37.2%
Operating Profit	$11.2	$8.5	31.6%
Operating Profit %	9.5%	9.9%	-40 bps

Non-GAAP
Operating Profit	$11.7	$8.5	37.9%
Operating Profit %	9.9%	9.9%	0 bps

•
Second quarter sales increased $31.9 million or 37.2 percent to $117.6 million.  Compared to prior year quarter, the Vermont Castings Group acquisition increased sales by $25.0 million.  On an organic basis, sales increased 8.0 percent for the quarter driven by an increase in both the new construction channel and the retail gas portion of the remodel/retrofit channel.

•	For the quarter, non-GAAP operating profit increased $3.2 million or 37.9 percent due to increased volume and higher price realization.

Outlook
"We delivered very strong results during the first six months of 2015.  I remain confident in our ability to grow sales and significantly increase profits for the remainder of the year.  Our office furniture and hearth businesses are performing well and we continue to make investments to drive long-term profitable growth and shareholder value," said Mr. Askren.

The Corporation estimates sales to be up 5 to 9 percent in the third quarter over the same period in the prior year, including sales from the Vermont Castings Group acquisition.  Non-GAAP earnings per share are anticipated to be in the range of $0.84 to $0.89 for the third quarter and $2.55 to $2.65 for the full year, which includes the Vermont Castings Group acquisition results and excludes restructuring and transition costs.

Conference Call
HNI Corporation will host a conference call on Thursday, July 23, 2015 at 10:00 a.m. (Central) to discuss second quarter fiscal year 2015 results.  To participate, call 1-877-512-9166 – conference ID number 76049525.  A live webcast of the call will be available on HNI Corporation's website at http://www.hnicorp.com (under Investor Information – Webcasts).  A replay of the webcast will be made available at the website address above.  An audio replay of the call will be available until Thursday, July 30, 2015, 10:59 p.m. (Central) by dialing 1-855-859-2056 or 1-404-537-3406 – Conference ID number 76049525.

About HNI Corporation

HNI Corporation is a NYSE traded company (ticker symbol:  HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is a leading global office furniture manufacturer and is the nation's leading manufacturer of hearth products.  The Corporation's strong brands have leading positions in their markets.  More information can be found on the Corporation's website at www.hnicorp.com.

Forward-looking Statements

This release contains "forward-looking" statements based on current expectations regarding future plans, events, outlook, objectives and financial performance, expectations for future sales growth and earnings per diluted share (GAAP and non-GAAP) for the third quarter and full year fiscal 2015.  Forward-looking statements can be identified by words including "expect," "believe," "anticipate," "estimate," "may," "will," "would," "could," "confident" or other similar words, phrases or expressions.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Corporation's actual future results and performance to differ materially from expected results.  These risks include but are not limited to: general economic conditions in the United States and internationally; unfavorable changes in the United States housing market; industry and competitive conditions; a decline in corporate spending on office furniture; changes in raw material, component or commodity pricing; future acquisitions, divestitures or investments; the cost of energy; changing legal, regulatory, environmental and healthcare conditions; the Corporation's ability to successfully complete its business software system implementation; the Corporation's ability to implement price increases; changes in the sales mix of products; and force majeure events outside the Corporation's control.   A description of these risks and additional risks can be found in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend or clarify forward-looking statements.

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HNI CORPORATION
Unaudited Condensed Consolidated Statement of Operations
	Three Months Ended		Six Months Ended
(Dollars in thousands, except per share data)	7/4/2015	6/28/2014	7/4/2015	6/28/2014
Net sales	$568,226	$509,143	$1,091,703	$961,344
Cost of products sold	362,102	328,010	701,079	625,039
Gross profit	206,124	181,133	390,624	336,305
Selling and administrative expenses	167,278	155,288	335,982	300,498
(Gain) loss on sale of assets	-	(1,346)	-	(9,746)
Restructuring charges	(560)	10,282	(183)	10,254
Operating income	39,406	16,909	54,825	35,299
Interest income	119	146	209	216
Interest expense	1,968	2,187	3,957	4,389
Income before income taxes	37,557	14,868	51,077	31,126
Income taxes	13,680	5,203	18,748	10,445
Net income	23,877	9,665	32,329	20,681
Less: Net (loss) attributable to the noncontrolling interest	(2)	(40)	(28)	(120)
Net income attributable to HNI Corporation	$23,879	$9,705	$32,357	$20,801
Net income attributable to HNI Corporation common shareholders – basic	$0.54	$0.22	$0.73	$0.46
Average number of common shares outstanding – basic	44,416,008	45,019,783	44,359,898	45,029,148
Net income attributable to HNI Corporation common shareholders – diluted	$0.52	$0.21	$0.71	$0.45
Average number of common shares outstanding – diluted	45,620,984	45,867,927	45,573,952	45,843,118

Unaudited Condensed Consolidated Balance Sheet
Assets			Liabilities and Shareholders' Equity
(Dollars in thousands)	As of			As of
	7/4/2015	1/3/2015		7/4/2015	1/3/2015
Cash and cash equivalents	$33,438	$34,144	Accounts payable and
Short-term investments	5,252	3,052	accrued expenses	$404,685	$453,754
Receivables	274,606	240,053	Note payable and current
Inventories	164,684	121,791	maturities of long-term debt1	304,326	160
Deferred income taxes	16,915	17,310	Current maturities of other
Prepaid expenses and			long-term obligations	4,225	3,419
other current assets	28,152	39,209
Current assets	523,047	455,559	Current liabilities	713,236	457,333

Property and equipment – net	320,722	311,008	Long-term debt	9	197,736
Goodwill	279,374	279,310	Other long-term liabilities	84,054	80,353
Other assets	201,820	193,457	Deferred income taxes	92,529	89,411

			Parent Company shareholders'
			equity	434,787	414,587
			Noncontrolling interest	348	(86)
			Shareholders' equity	435,135	414,501
			Total liabilities and
Total assets	$1,324,963	$1,239,334	shareholders' equity	$1,324,963	$1,239,334
1All debt classified as short term due to timing of maturity

Unaudited Condensed Consolidated Statement of Cash Flows
	Six Months Ended
(Dollars in thousands)	7/4/2015	6/28/2014
Net cash flows from (to) operating activities	$(31,904)	$(6,992)
Net cash flows from (to) investing activities:
Capital expenditures	(49,882)	(51,122)
Other	876	17,560
Net cash flows from (to) financing activities	80,204	4,802
Net increase (decrease) in cash and cash equivalents	(706)	(35,752)
Cash and cash equivalents at beginning of period	34,144	65,030
Cash and cash equivalents at end of period	$33,438	$29,278

Business Segment Data
	Three Months Ended		Six Months Ended
(Dollars in thousands)	7/4/2015	6/28/2014	7/4/2015	6/28/2014
Net sales:
Office furniture	$450,624	$423,423	$858,053	$781,792
Hearth products	117,602	85,720	233,650	179,552
	$568,226	$509,143	$1,091,703	$961,344

Operating profit:
Office furniture	$39,791	$18,242	$59,943	$34,735
Hearth products	11,162	8,481	23,663	20,189
Total operating profit	50,953	26,723	83,606	54,924
Unallocated corporate expense	(13,396)	(11,855)	(32,529)	(23,798)
Income before income taxes	$37,557	$14,868	$51,077	$31,126

Depreciation and amortization expense:
Office furniture	$10,263	$12,472	$20,640	$21,971
Hearth products	2,047	1,158	4,005	2,334
General corporate	1,625	1,298	3,150	2,647
	$13,935	$14,928	$27,795	$26,952

Capital expenditures (including capitalized software):
Office furniture	$11,848	$16,348	$26,399	$29,836
Hearth products	1,993	1,187	4,397	2,698
General corporate	7,818	10,894	19,086	18,587
	$21,659	$28,429	$49,882	$51,122

			As of 7/4/2015	As of 1/3/2015
Identifiable assets:
Office furniture			$788,899	$724,293
Hearth products			359,992	341,315
General corporate			176,072	173,726
			$1,324,963	$1,239,334

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Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures.  A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company.  We have provided a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within this earnings release are: gross profit, operating income, operating profit, net income per diluted share (i.e., EPS), excluding restructuring charges, transition costs impairments and gain/loss on sale.  Non-GAAP EPS is calculated using the Corporation's overall effective tax rate for the period.  We present these measures because management uses this information to monitor and evaluate financial results and trends.  Management believes this information is also useful for investors.  This earnings release also contains a forward-looking estimate of non-GAAP earnings per diluted share for the third quarter and full fiscal year 2015.  We provide such non-GAAP measures to investors on a prospective basis for the same reasons we provide them to investors on a historical basis.  We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP earnings per diluted share to a forward-looking estimate of GAAP earnings per diluted share because certain information needed to make a reasonable forward-looking estimate of GAAP earnings per diluted share for the third quarter and full fiscal year is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control.  These may include unanticipated charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs and other unanticipated non-recurring items not reflective of ongoing operations.

HNI Corporation Reconciliation (Dollars in millions, except per share data)
	Three Months Ended 7/4/2015			Three Months Ended 6/28/2014
	Gross Profit	Operating Income	EPS	Gross Profit	Operating Income	EPS
As Reported (GAAP)	$206.1	$39.4	$0.52	$181.1	$16.9	$0.21
% of net sales	36.3%	6.9%		35.6%	3.3%

Restructuring & Impairment charges	-	$(0.6)	$(0.01)	$2.6	$12.9	$0.19
Transition costs	$1.3	$1.3	$0.02	$0.8	$0.8	$0.01
(Gain) loss on sale of assets	-	-	-	-	$(1.3)	$(0.02)

Results (non-GAAP)	$207.5	$40.2	$0.53	$184.6	$29.3	$0.39
% of net sales	36.5%	7.1%		36.3%	5.8%

Office Furniture Reconciliation (Dollars in millions)
	Three Months Ended		Percent Change
	7/4/2015	6/28/2014
Operating profit as reported (GAAP)	$39.8	$18.2	118.1%
% of Net Sales	8.8%	4.3%

Restructuring & Impairment charges	$(0.6)	$12.9
Transition Costs	$0.8	$0.8
(Gain) Loss on Sale of Assets	-	-

Operating profit (non-GAAP)	$40.0	$32.0	25.2%
% of Net Sales	8.9%	7.6%

Hearth Reconciliation (Dollars in millions)
	Three Months Ended		Percent Change
	7/4/2015	6/28/2014
Operating profit as reported (GAAP)	$11.2	$8.5	31.6%
% of Net Sales	9.5%	9.9%

Restructuring charges	-	-
Transition Costs	$0.5	-
(Gain) Loss on Sale of Assets	-	-

Operating profit (non-GAAP)	$11.7	$8.5	37.9%
% of Net Sales	9.9%	9.9%